Exhibit 99.1

Southern First Reports Results for Third Quarter of 2017

Greenville, South Carolina, October 24, 2017 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to common shareholders of $4.2 million, or $0.55 per diluted share, for the third quarter of 2017. In comparison, net income available to common shareholders was $3.4 million, or $0.51 per diluted share, for the third quarter of 2016. For the nine months ended September 30, 2017, net income to common shareholders was $11.0 million, or $1.50 per diluted share. In comparison, net income to common shareholders for the nine months ended September 30, 2016 was $9.7 million, or $1.45 per diluted share.

2017 Third Quarter Highlights
●	Net income to common shareholders increased 24% to $4.2 million for Q3 2017 compared to $3.4 million for Q3 2016
●	Total loans increased 19% to $1.33 billion at Q3 2017, compared to $1.11 billion at Q3 2016
●	Total deposits increased 28% to $1.34 billion at Q3 2017, compared to $1.05 billion at Q3 2016
●	Other borrowings decreased by 66%, or $76.0 million, compared to Q3 2016
●	Efficiency ratio improved to 55.6% for Q3 2017

“We are excited about our earnings momentum as we surpassed $4.0 million in net income for the first time in our company’s history,” stated Art Seaver, the company’s Chief Executive Officer. “Our investments in talent and infrastructure continue to produce strong core deposit growth, enabling our company to transform the liability side of our balance sheet.”

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$4,250	3,604	3,112	3,291	3,433
Earnings per common share, diluted	0.55	0.49	0.46	0.49	0.51
Total revenue(1)	15,851	14,915	13,658	13,423	13,897
Net interest margin (tax-equivalent)(2)	3.60%	3.49%	3.61%	3.63%	3.63%
Return on average assets(3)	1.09%	0.97%	0.92%	1.00%	1.08%
Return on average equity(3)	11.60%	10.92%	11.27%	12.14%	13.10%
Efficiency ratio(4)	55.55%	58.75%	61.21%	59.64%	56.13%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,327,739	1,299,827	1,218,680	1,163,644	1,114,099
Total deposits	1,342,577	1,297,911	1,211,274	1,091,151	1,045,075
Core deposits(6)	1,160,906	1,085,687	1,001,069	937,492	880,389
Total assets	1,557,684	1,539,226	1,467,938	1,340,908	1,289,746
Holding Company Capital Ratios(7):
Total risk-based capital ratio	13.58%	13.42%	11.93%	12.11%	12.11%
Tier 1 risk-based capital ratio	12.38%	12.21%	10.68%	10.86%	10.86%
Leverage ratio	10.36%	10.43%	9.21%	9.42%	9.38%
Common equity tier 1 ratio(8)	11.37%	11.19%	9.58%	9.71%	9.67%
Tangible common equity(9)	9.47%	9.27%	7.74%	8.19%	8.22%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.39%	0.37%	0.47%	0.46%	0.58%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.08%	0.07%	0.02%	0.10%	0.15%
Allowance for loan losses as a percentage of loans(5)	1.17%	1.19%	1.25%	1.28%	1.30%
Allowance for loan losses as a percentage of nonaccrual loans	278.05%	293.75%	247.43%	270.95%	258.30%

Operating Results
Net interest margin for the third quarter of 2017 was 3.60%, compared to 3.63% for the third quarter of 2016. During the third quarter of 2017, our average interest-earning assets increased by $274.5 million, compared to the third quarter of 2016, while the yield on our interest-earning assets remained stable. In comparison, our average interest-bearing liabilities increased by $188.6 million during the third quarter of 2017, compared to the third quarter of 2016, while the cost of these liabilities increased by seven basis points. The increase in the cost of our interest-bearing liabilities drove the three basis point decrease in the net interest margin for the 2017 period as compared to 2016.

Noninterest income was $2.5 million and $3.0 million for the three months ended September 30, 2017 and 2016, respectively. For the nine months ended September 30, 2017 and 2016, noninterest income was $7.2 million and $8.7 million, respectively. The decrease in noninterest income during the three- and nine-month periods ended September 30, 2017 relates primarily to a decrease in mortgage banking revenue during the 2017 periods, combined with a gain on sale of investment securities in the first quarter of 2016. Specifically, mortgage banking revenue was $1.4 million and $4.1 million for the three and nine months ended September 30, 2017, respectively, and $2.0 million and $5.7 million for the three and nine months ended September 30, 2016, respectively.

Noninterest expense was $8.8 million and $7.8 million for the three months ended September 30, 2017 and 2016, respectively, and $25.9 million and $23.2 million for the nine months ended September 30, 2017 and 2016, respectively. The increase in noninterest expense during the three- and nine-month periods ended September 30, 2017 relates primarily to increases in compensation and benefits, occupancy, and outside service and data processing costs, partially offset by a decrease in real estate owned expenses. Included in noninterest expense are mortgage banking expenses of $970 thousand and $2.9 million for the three and nine months ended September 30, 2017, respectively, and $1.3 million and $3.5 million for the three and nine months ended September 30, 2016, respectively.

During the three months ended September 30, 2017, we recorded total credit costs of $528 thousand, including a $500 thousand provision for loan losses and $28 thousand of expenses related to the sale and management of other real estate owned. In addition, we had net charge-offs for the third quarter of 2017 of $365 thousand, or 0.11% of average loans, annualized. During the three months ended September 30, 2016, our total credit costs were $906 thousand, including an $825 thousand provision for loan losses and $81 thousand of expenses related to the sale and management of other real estate owned. Net loan charge-offs for the third quarter of 2016 were $664 thousand, or 0.24% of average loans on an annual basis. For the nine months ended September 30, 2017 and 2016, total credit costs were $1.5 million and $2.7 million, respectively. Our allowance for loan losses was $15.6 million, or 1.17% of loans, at September 30, 2017, which provides approximately 278% coverage of nonaccrual loans, compared to $14.5 million, or 1.30% of loans, and approximately 258% coverage of nonaccrual loans at September 30, 2016.

Nonperforming assets were $6.0 million, or 0.39% of total assets, as of September 30, 2017. Comparatively, nonperforming assets were $7.5 million, or 0.58% of total assets, at September 30, 2016. Of the $6.0 million in total nonperforming assets as of September 30, 2017, nonperforming loans represent $5.6 million and other real estate owned represents $420 thousand. Classified assets improved to 11% of tier 1 capital plus the allowance for loan losses at September 30, 2017, compared to 16% at September 30, 2016.

Gross loans were $1.3 billion, excluding mortgage loans held for sale, as of September 30, 2017, compared to $1.1 billion at September 30, 2016. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $1.2 billion at September 30, 2017 compared to $880.4 million at September 30, 2016.

Shareholders’ equity totaled $147.4 million as of September 30, 2017, compared to $109.9 million at December 31, 2016, and $106.0 million at September 30, 2016. As of September 30, 2017, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		3rd Qtr	Nine Months Ended		YTD
	September 30		2017-2016	September 30		2017-2016
(in thousands, except per share data)	2017	2016	% Change	2017	2016	% Change
Earnings Summary
Interest income	$15,955	12,912	23.6%	44,845	37,744	18.8%
Interest expense	2,646	2,032	30.2%	7,577	6,044	25.4%
Net interest income	13,309	10,880	22.3%	37,268	31,700	17.6%
Provision for loan losses	500	825	(39.4)%	1,500	2,025	(25.9)%
Noninterest income	2,542	3,017	(15.7)%	7,156	8,721	(17.9)%
Noninterest expense	8,806	7,800	12.9%	25,929	23,170	11.9%
Income before provision for income taxes	6,545	5,272	24.1%	16,995	15,226	11.6%
Income tax expense	2,295	1,839	24.8%	6,030	5,481	10.0%
Net income available to common shareholders	$4,250	3,433	23.8%	10,965	9,745	12.5%
Basic weighted average common shares	7,282	6,322	15.2%	6,905	6,299	9.6%
Diluted weighted average common shares	7,668	6,741	13.8%	7,291	6,702	8.8%
Earnings per common share – Basic	$0.58	0.54	7.4%	1.59	1.55	2.6%
Earnings per common share – Diluted	0.55	0.51	7.8%	1.50	1.45	3.4%

	Quarter Ended		3rd Qtr	Quarter Ended
	September 30		2017-2016	June 30	March 31	December 31
(in thousands, except per share data)	2017	2016	% Change	2017	2017	2016
Balance Sheet Highlights
Assets	$1,557,684	1,289,746	20.8%	1,539,226	1,467,938	1,340,908
Investment securities	81,504	73,615	10.7%	85,410	68,359	70,222
Mortgage loans held for sale	9,124	9,126	n/m	11,480	7,452	7,801
Loans	1,327,739	1,114,099	19.2%	1,299,829	1,218,680	1,163,644
Allowance for loan losses	15,579	14,478	7.6%	15,444	15,287	14,855
Other real estate owned	420	1,885	(77.7)%	428	669	639
Noninterest bearing deposits	272,759	222,165	22.8%	271,669	253,320	235,538
Interest bearing deposits	1,069,818	822,910	30.0%	1,026,242	957,954	855,613
Total deposits	1,342,577	1,045,075	28.5%	1,297,911	1,211,274	1,091,151
Other borrowings	39,200	115,200	(66.0)%	73,200	117,700	115,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	147,449	106,023	39.1%	142,736	113,566	109,872
Total shareholders’ equity	147,449	106,023	39.1%	142,736	113,566	109,872
Common Stock
Book value per common share	$20.15	16.61	21.3%	19.52	17.53	17.00
Stock price:
High	37.45	29.21	28.2%	37.05	37.20	36.15
Low	33.50	24.94	34.3%	31.75	32.30	26.00
Period end	36.35	27.58	31.8%	37.05	32.65	36.00
Common shares outstanding	7,319	6,383	14.7%	7,314	6,480	6,464
Other
Loans to deposits(5)	98.89%	106.60%	(7.2)%	100.15%	100.61%	106.64%
Team members	200	174	14.9%	205	184	179
Average Balances
Loans(5)	$1,314,061	1,086,237	21.0%	1,250,077	1,206,088	1,134,613
Deposits	1,328,481	1,009,245	31.6%	1,263,844	1,119,043	1,062,634
Assets	1,549,875	1,261,927	22.8%	1,495,312	1,377,362	1,309,696
Equity	145,294	104,293	39.3%	132,380	111,966	107,832
Footnotes to tables:
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized for the respective three month period.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	September 30, 2017 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10)	Includes loans held for sale.

ASSET QUALITY MEASURES

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2017	2017	2017	2016	2016
Nonperforming Assets
Commercial
Owner occupied RE	$244	245	266	276	446
Non-owner occupied RE	2,049	2,205	2,514	2,711	3,941
Construction	-	-	-	-	-
Commercial business	1,116	1,324	1,616	686	244
Consumer
Real estate	1,267	534	541	550	275
Home equity	195	197	257	256	258
Construction	-	-	-	-	-
Other	2	4	5	13	-
Nonaccruing troubled debt restructurings	730	749	979	990	441
Total nonaccrual loans	5,603	5,258	6,178	5,482	5,605
Other real estate owned	420	428	669	639	1,885
Total nonperforming assets	$6,023	5,686	6,847	6,121	7,490
Nonperforming assets as a percentage of:
Total assets	0.39%	0.37%	0.47%	0.46%	0.58%
Total loans	0.45%	0.44%	0.56%	0.53%	0.67%
Accruing troubled debt restructurings	$6,954	6,010	5,795	5,675	8,761

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2017	2017	2017	2016	2016
Allowance for Loan Losses
Balance, beginning of period	$15,444	15,287	14,855	14,478	14,317
Loans charged-off	(399)	(373)	(190)	(186)	(682)
Recoveries of loans previously charged-off	34	30	122	288	18
Net loans charged-off	(365)	(343)	(68)	102	(664)
Provision for loan losses	500	500	500	275	825
Balance, end of period	$15,579	15,444	15,287	14,855	14,478
Allowance for loan losses to gross loans	1.17%	1.19%	1.25%	1.28%	1.30%
Allowance for loan losses to nonaccrual loans	278.05%	293.75%	247.43%	270.95%	258.30%
Net charge-offs to average loans QTD(3)	0.11%	0.11%	0.02%	(0.04)%	0.24%

LOAN COMPOSITION

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2017	2017	2017	2016	2016
Commercial
Owner occupied RE	$317,262	310,696	288,300	285,938	267,652
Non-owner occupied RE	301,360	292,001	258,449	239,574	235,273
Construction	32,332	42,447	36,889	33,393	30,564
Business	214,898	212,703	208,590	202,552	191,439
Total commercial loans	865,852	857,847	792,228	761,457	724,928
Consumer
Real estate	250,483	233,401	230,695	215,588	210,356
Home equity	150,371	147,091	143,673	137,105	132,623
Construction	38,766	39,758	31,535	31,922	28,568
Other	22,267	21,732	20,549	17,572	17,624
Total consumer loans	461,887	441,982	426,452	402,187	389,171
Total gross loans, net of deferred fees	1,327,739	1,299,829	1,218,680	1,163,644	1,114,099
Less—allowance for loan losses	(15,579)	(15,444)	(15,287)	(14,855)	(14,478)
Total loans, net	$1,312,160	1,284,385	1,203,393	1,148,789	1,099,621

DEPOSIT COMPOSITION

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2017	2017	2017	2016	2016
Non-interest bearing	$272,758	271,669	253,320	235,538	222,165
Interest bearing:
NOW accounts	209,607	226,724	228,640	234,949	212,880
Money market accounts	533,575	452,385	391,923	345,117	317,253
Savings	15,659	15,345	15,688	14,942	14,040
Time, less than $100,000	54,133	51,328	49,367	48,638	52,496
Time and out-of-market deposits, $100,000 and over	256,845	280,460	272,336	211,967	226,241
Total deposits	$1,342,577	1,297,911	1,211,274	1,091,151	1,045,075

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		3rd Qtr	Quarter Ended
	September 30		2017-2016	June 30	March 31	December 31
(dollars in thousands)	2017	2016	% Change	2017	2017	2016
Noninterest income
Mortgage banking income	$1,403	2,003	(30.0)%	1,603	1,057	1,152
Service fees on deposit accounts	324	269	20.4%	284	278	269
Income from bank owned life insurance	224	187	19.8%	183	183	183
Gain on sale of investment securities	-	106	(100.0)%	1	-	-
Loss on disposal of fixed assets	-	-	-	(50)	-	-
Other income	591	452	30.8%	542	533	520
Total noninterest income	$2,542	3,017	(15.7)%	2,563	2,051	2,124
Noninterest income to average assets(3)	0.65%	0.95%	(31.6)%	0.68%	0.59%	0.65%

Noninterest expense
Compensation and benefits	$5,698	4,948	15.2%	5,525	5,273	4,616
Occupancy	1,043	908	14.9%	1,033	967	912
Other real estate owned expenses	28	81	(65.4)%	(3)	13	490
Data processing and related costs	794	690	15.1%	823	745	738
Insurance	258	227	13.7%	297	289	284
Professional fees	334	326	2.5%	382	313	344
Marketing	199	195	2.1%	196	210	181
Other	452	425	6.4%	510	550	441
Total noninterest expenses	$8,806	7,800	12.9%	8,763	8,360	8,006
Noninterest expense to average assets(3)	2.25%	2.46%	(8.5)%	2.32%	2.41%	2.43%

AVERAGE YIELD/RATE

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
			Yield/Rate(3)
Interest-earning assets
Federal funds sold	1.31%	1.10%	0.78%	0.56%	0.55%
Investment securities, taxable	2.05%	2.02%	2.06%	1.88%	1.76%
Investment securities, nontaxable	3.67%	3.94%	4.04%	3.95%	3.89%
Loans(10)	4.59%	4.55%	4.52%	4.53%	4.53%
Total interest-earning assets	4.31%	4.21%	4.34%	4.31%	4.30%
Interest-bearing liabilities
NOW accounts	0.18%	0.19%	0.18%	0.15%	0.15%
Savings & money market	0.84%	0.74%	0.58%	0.46%	0.40%
Time deposits	1.08%	0.99%	0.89%	0.84%	0.82%
Total interest-bearing deposits	0.78%	0.70%	0.58%	0.50%	0.48%
FHLB advances and other borrowings	3.50%	3.87%	3.28%	3.44%	3.19%
Junior subordinated debentures	3.43%	3.32%	3.15%	3.03%	2.82%
Total interest-bearing liabilities	0.93%	0.95%	0.94%	0.89%	0.86%
Net interest spread	3.38%	3.26%	3.40%	3.42%	3.44%
Net interest income (tax equivalent) / margin	3.60%	3.49%	3.61%	3.63%	3.63%

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in 11 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as Raleigh, North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $1.6 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com